UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2009
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 24, 2009, Lexaria Corp (the “Company”) closed a private placement of 1,617,752 units at a price of $0.12 per unit for gross proceeds of CDN$194,130, US$184,909. Each unit consisted of one common share in the capital of the Company and one half of a non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share in the capital of the Company until December 24, 2010, at a purchase price of CDN$0.22, US$0.21 per share.

Proceeds of the Private Placement are intended to be used in part for operations on the Company’s Belmont Lake Oil Field and for general working capital. Chris Bunka, the Company’s President and Chief Executive Officer, subscribed for 200,000 units in the private placement.

The Company issued the units to three (3) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D. The Company issued the units to four (4) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing closing of the private placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement for Private Placement closed on December 24, 2009
99.1	Press Release announcing closing of Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 29, 2009

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO